UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-036568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant’s telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its annual meeting of shareholders on Thursday, June 21, 2012. At the meeting, the registrant’s shareholders took the following actions:

(i) The shareholders elected five directors to serve as members of our Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all nominees:

Nominee	Votes For	Votes Withheld
Chad Hoehne	1,636,958	700,621
Glenn Goulet	1,813,494	524,085
Steven A. Browne	1,676,658	660,921
Louis Fornetti	2,164,993	172,586
Gary Loebig	1,665,658	681,921

There were 726,798 broker non-votes on the director proposal.

(ii) The shareholders also ratified the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year. There were 3,006,302 votes cast for the proposal and 58,075 votes were cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.

By:	/s/ Glenn Goulet
Glenn Goulet Chief Executive Officer

Dated:	June 29, 2012